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                                    [MAP]


                                  DETACH CARD
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          NATIONAL CITY CORPORATION          PROXY SOLICITED ON BEHALF OF THE
                                          BOARD OF DIRECTORS FOR APRIL 22, 1996
P                                                     ANNUAL MEETING

R             The undersigned stockholder of National City Corporation hereby appoints Thomas A. Richlovsky and David L. Zoeller and each of them,
O with power of substitution, proxies for the undersigned to vote all the shares of COMMON STOCK of National City which the undersigned is
X entitled to vote at the Annual Meeting of Stockholders of National City to be held on April 22, 1996 and any adjournment thereof as
Y follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:

          1. THE ELECTION OF DIRECTORS

             FOR all nominees listed below  / /       WITHHOLD AUTHORITY  / /
             (except as otherwise marked below)       to vote for all nominees
                                                      listed below

               S. H. Austin, C. H. Bowman, E. B. Brandon, J. G. Breen, D. E. Collins, D. A. Daberko, D. E. Evans, O. N. Frenzel, III, B. P. Healy, J. H. Lemieux, W. B. Lunsford, A. S. Miles, W. R. Robertson, S. A. Stitle and M. Weiss.

               (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. APPROVE THE AMENDMENT OF THE NATIONAL CITY CORPORATION 1993 STOCK OPTION PLAN

                                           / / FOR    / / AGAINST    / / ABSTAIN

          3. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

                                           / / FOR    / / AGAINST    / / ABSTAIN

          4. ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 27, 1995, BY AND BETWEEN NATIONAL CITY CORPORATION AND INTEGRA FINANCIAL CORPORATION

                                           / / FOR    / / AGAINST    / / ABSTAIN

                             (Continued, and to be signed, on the reverse side.)
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                                       We invite you
                          to attend the annual meeting of stockholders
                                of National City Corporation.

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
             Date:        Monday, April 22, 1996
             Time:        9:30 a.m., eastern standard time
             Location:    National City Bank, Indiana
                          One National City Center, Fourth Floor
                          Indianapolis, Indiana
                          (see map on reverse side)
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                                  DETACH CARD
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        Proxy No.        (Continued from reverse side.)        Shares

        UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT OF THE NATIONAL CITY CORPORATION 1993 STOCK OPTION PLAN, FOR THE SELECTION OF ERNST & YOUNG LLP AND FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 27, 1995, BY AND BETWEEN NATIONAL CITY CORPORATION AND INTEGRA FINANCIAL CORPORATION.
                                               Dated              , 1996

                                               -------------------------

                                               -------------------------
                                                      (Sign here)

                                               INSTRUCTIONS: Please sign
                                               exactly as shown hereon.
                                               When signing as a
                                               fiduciary or on behalf of
                                               a corporation, bank,
                                               trust company, or other
                                               similar entity, your
                                               title or capacity should
                                               be shown.

           PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE
              ENCLOSED ENVELOPE TO STOCK TRANSFER DEPT., (NCC),
       NATIONAL CITY BANK, P.O. BOX 92301, CLEVELAND, OHIO 44193-0900.